Exhibit 31.2

Certification
I, Stephen A. Lasota, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Cowen Group, Inc:

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]

4.	[Intentionally omitted]

5.	[Intentionally omitted]

Date:	August 8, 2013	/s/ STEPHEN A. LASOTA
Name: Stephen A. Lasota Title: Chief Financial Officer (principal financial officer and principal accounting officer)